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                                                                  Exhibit 10.13

                                                                 EXECUTION COPY
                                                                 --------------

           AMENDED AND RESTATED ONE-YEAR CHANGE OF CONTROL AGREEMENT

      This AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT (the "Agreement") is made and entered into as of ______________________ by and among Westfield Bank, a savings bank organized and operating under the laws of the Commonwealth of Massachusetts having an office at 141 Elm Street, Westfield, Massachusetts 01085 (the "Bank"), WESTFIELD FINANCIAL, INC., a business corporation organized and existing under the laws of the Commonwealth of Massachusetts and having an office at 141 Elm Street, Westfield, Massachusetts 01085 (the "Company") and __________________ (the "Officer").

                             INTRODUCTORY STATEMENT

      The Board of Directors of the Bank has concluded that it is in the best interests of the Bank, the Company and their prospective shareholders to establish a working environment for the Officer which minimizes the personal distractions that might result from possible business combinations in which the Company or the Bank might be involved. To this end, the Bank has decided to provide the Officer with assurance that his compensation will be continued for a minimum period of one (1) year following termination of employment as defined in Treasury Regulation Section 1.409A-1(h)(1)(ii) (the "Assurance Period") if his employment terminates under specified circumstances related to a business combination. The Board of Directors of the Bank has decided to formalize this assurance by entering into this Change of Control Agreement with the Officer. The Board of Directors of the Company has authorized the Company to guarantee the Bank's obligations under this Agreement.

      The terms and conditions which the Bank, the Company and the Officer have agreed to are as follows.

                                   AGREEMENT

      Section 1. Effective Date; Term; Change of Control and Pending Change of
                 -------------------------------------------------------------
                 Control Defined.
                 ---------------

      (a) This Agreement shall take effect as of the date written above (the "Effective Date") and shall be in effect during the period (the "Term") beginning on the Effective Date and ending on the first anniversary of the date on which the Bank notifies the Officer of its intent to discontinue the Agreement (the "Initial Expiration Date") or, if later, the first anniversary of the latest Change of Control or Pending Change of Control, as defined below, that occurs after the Effective Date and before the Initial Expiration Date.

      (b) For all purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

            (i) the consummation of a reorganization, merger or consolidation of the Company with one (1) or more other persons, other than a transaction following which:
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                  (A) at least 51% of the equity ownership interests of the
            entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                  (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

            (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

            (iii) a complete liquidation or dissolution of the Company;

            (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

                  (A) individuals who were members of the Board of Directors of the Company on the date of this Agreement; or

                  (B) individuals who first became members of the Board of
            Directors of the Company after the date of this Agreement either:

                        (1) upon election to serve as a member of the Board of
                  Directors of the Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                        (2) upon election by the shareholders of the Board of
                  Directors of the Company to serve as a member of such board, but only if nominated for election by

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                  affirmative vote of three-quarters of the members of the
                  Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

            provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of the Company; provided, however, that this section 1(b)(iv) shall only apply if the Company is not majority owned by Westfield Mutual Holding Company; or

            (v) any event which would be described in section 1(b)(i), (ii),
      (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of (i) any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them or
(ii) the conversion of Westfield Mutual Holding Company to a stock form company and the issuance of additional shares of the Company in connection therewith. For purposes of this section 1(b), the term "person" shall have the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

      (c) For purposes of this Agreement, a "Pending Change of Control" shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; or
(iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control; provided, however, that the Change of Control contemplated does, in fact, occur.

      Section 2. Discharge Prior to a Pending Change of Control.
                 ----------------------------------------------

      The Bank may discharge the Officer at any time prior to the occurrence of a Pending Change of Control for any reason or for no reason. In such event:

            (a) The Bank shall pay to the Officer (or, in the event of his death, his estate) his earned but unpaid compensation (including, without limitation, salary and all other items which constitute wages under applicable law) as of the date of his termination of employment. This payment shall be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after the date of the Officer's termination of employment.

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            (b) The Bank shall provide the benefits, if any, due to the Officer
      (or, in the event of his death, his estate, surviving dependents or his designated beneficiaries) under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the officers and employees of the Bank. The time and manner of payment or other delivery of these benefits and the recipients of such benefits shall be determined according to the terms and conditions of the applicable plans and programs; provided, however, that such benefits shall be paid within 2 1/2 months following the end of the taxable year of the Officer, Bank or the Company, whichever is longer, in which the termination event occurs.

The payments and benefits described in sections 2(a) and (b) shall be referred to in this Agreement as the "Standard Termination Entitlements." In addition, the Officer, the Company and the Bank agree that the termination benefits described in this sections 2(a) and (b) are intended to be exempt from Section 409A ("Section 409A") of the Internal Revenue Code of 1986 (the "Code") pursuant to Treasury Regulation Section 1.409A-1(b)(4) as short-term deferrals.

      Section 3. Termination of Employment Due to Death.
                 --------------------------------------

      The Officer's employment with the Bank shall terminate, automatically and without any further action on the part of any party to this Agreement, on the date of the Officer's death. In such event, the Bank shall pay and deliver to his estate and surviving dependents and beneficiaries, as applicable, the Standard Termination Entitlements.

      Section 4. Termination Due to Disability after Change of Control or
                 --------------------------------------------------------
                 Pending Change of Control.
                 -------------------------

      The Bank may terminate the Officer's employment during the Term and after the occurrence of a Change of Control or a Pending Change of Control upon a determination, by a majority vote of the members of the Board of Directors of the Bank, acting in reliance on the written advice of a medical professional acceptable to it, that the Officer is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Officer from performing his assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Officer from performing his assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year beginning with the date of the determination. In such event:

            (a) The Bank shall pay and deliver to the Officer (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements.

            (b) In addition to the Standard Termination Entitlements, the Bank shall continue to pay the Officer his base salary, at the annual rate in effect for him immediately prior to the termination of his employment, during a period ending on the earliest of: (i) the expiration of ninety
      (90) days after the date of termination of his employment; (ii) the date on which long-term disability insurance benefits are first payable to him under any long-term disability insurance plan covering employees of the Bank (the "LTD Eligibility Date"); (iii) the date of his

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      death; (iv) the expiration of the Assurance Period (the "Initial
      Continuation Period"); and (v) within 2 1/2 months following the end of the taxable year of the Officer, Bank or the Company, whichever is longer, in which the termination event occurs. If the end of the Initial Continuation Period is neither the LTD Eligibility Date nor the date of his death, the Bank shall continue to pay the Officer his base salary, at an annual rate equal to sixty percent (60%) of the annual rate in effect for him immediately prior to the termination of his employment, during an additional period ending on the earliest of the LTD Eligibility Date, the date of his death and the expiration of the Assurance Period.

A termination of employment due to disability under this section 4 shall be effected by a notice of termination given to the Officer by the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Officer.

      The Officer, the Company and the Bank agree that the termination benefits described in section 4(b) are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4) as short-term deferrals.

      Section 5. Discharge with Cause after Change of Control or Pending Change
                 --------------------------------------------------------------
                 of Control.
                 ----------

      (a) The Bank may terminate the Officer's employment with "Cause" during the Term and after the occurrence of a Change of Control or Pending Change of Control, but a termination shall be deemed to have occurred with "Cause" only if:

            (i) the Board of Directors of the Bank and the Board of Directors of the Company, by separate majority votes of their entire membership, determine that the Officer should be discharged because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement; and

            (ii) at least forty-five (45) days prior to the vote contemplated by section 1(b)(i), the Bank has provided the Officer with notice of its intent to discharge the Officer for Cause, detailing with particularity the facts and circumstances which are alleged to constitute Cause (the "Notice of Intent to Discharge"); and

            (iii) after the giving of the Notice of Intent to Discharge and before the taking of the vote contemplated by section 5(a)(i), the Officer (together with his legal counsel, if he so desires) is afforded a reasonable opportunity to make both written and oral presentations before the Board of Directors of the Bank for the purpose of refuting the alleged grounds for Cause for his discharge; and

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            (iv) after the vote contemplated by section 5(a)(i), the Bank has furnished to the Officer a notice of termination which shall specify the effective date of his termination of employment (which shall in no event be earlier than the date on which such notice is deemed given) and include a copy of a resolution or resolutions adopted by the Board of Directors of the Bank, certified by its corporate secretary and signed by each member of the Board of Directors voting in favor of adoption of the resolution(s), authorizing the termination of the Officer's employment with Cause and stating with particularity the facts and circumstances found to constitute Cause for his discharge (the "Final Discharge Notice").

      (b) If the Officer is discharged with Cause during the Term and after a Change of Control or Pending Change of Control, the Bank shall pay and provide to him (or, in the event of his death, to his estate, his surviving beneficiaries and his dependents) the Standard Termination Entitlements only. Following the giving of a Notice of Intent to Discharge, the Bank may temporarily suspend the Officer's duties and authority and, in such event, may also suspend the payment of salary and other cash compensation, but not the Officer's participation in retirement, insurance and other employee benefit plans. If the Officer is not discharged, or is discharged without Cause, within forty-five (45) days after the giving of a Notice of Intent to Discharge, payments of salary and cash compensation shall resume, and all payments withheld during the period of suspension shall be promptly restored. If the Officer is discharged with Cause not later than forty-five (45) days after the giving of the Notice of Intent to Discharge, all payments withheld during the period of suspension shall be deemed forfeited and shall not be included in the Standard Termination Entitlements. If a Final Discharge Notice is given later than forty-five (45) days, but sooner than ninety (90) days, after the giving of the Notice of Intent to Discharge, all payments made to the Officer during the period beginning with the giving of the Notice of Intent to Discharge and ending with the Officer's discharge with Cause shall be retained by the Officer and shall not be applied to offset the Standard Termination Entitlements. If the Bank does not give a Final Discharge Notice to the Officer within ninety
(90) days after giving a Notice of Intent to Discharge, the Notice of Intent to Discharge shall be deemed withdrawn and any future action to discharge the Officer with Cause shall require the giving of a new Notice of Intent to Discharge.

      Section 6. Discharge without Cause.
                 -----------------------

      The Bank may discharge the Officer without Cause at any time after the occurrence of a Change of Control or Pending Change of Control, and in such event:

            (a) The Bank shall pay and deliver to the Officer (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements.

            (b) In addition to the Standard Termination Entitlements:

                  (i) During the Assurance Period, the Bank shall provide for the Officer and his dependents continued group life, health (including hospitalization, medical and major medical), dental, accident and long-

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            term disability insurance benefits on substantially the same terms and conditions (including any required premium-sharing arrangements, co-payments and deductibles) in effect for them immediately prior to the Officer's resignation. The coverage provided under this section 6(b)(i) may, at the election of the Bank, be secondary to the coverage provided as part of the Standard Termination Entitlements and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this section 6(b)(i). The Officer, the Company and the Bank agree that the termination benefits described in this section 6(b)(i) are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(1) as non-taxable benefits.

                  (ii) The Bank shall make a lump sum payment to the Officer
            (or, in the event of his death before payment, to his estate) within thirty (30) days following the Officer's termination of employment with the Bank, in an amount equal to the estimated present value of the salary that Officer would have earned if he had continued working for the Bank during the Assurance Period at the highest annual rate of salary achieved during that portion of the employment period which is prior to Officer's termination of employment with the Bank, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under Section 1274(d) of the Code, compounded using the compounding period corresponding to the Bank's regular payroll periods for its officers. Such lump sum shall be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination.

                  (iii) The Bank shall make a lump sum payment to the Officer
            (or, in the event of his death before payment, to his estate), in an amount equal to the payments that would have been made to Officer under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Bank if he had continued working for the Bank during the Assurance Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Assurance Period, such payment to be equal to the product of:

                        (A) the maximum percentage rate at which an award was
                  ever available to Officer under such incentive compensation plan; multiplied by

                        (B) the salary that would have been paid to Officer
                  during each such calendar year at the highest annual rate of salary achieved during that portion of the employment period which is prior to Officer's termination of employment with the Bank.

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      Such payment shall be made (without discounting for early payment) within thirty (30) days following the Officer's termination of employment.

The payments and benefits described in section 6(b) are referred to in this Agreement as the "Additional Change of Control Entitlements." In addition, the Officer, the Company and the Bank agree that the termination benefits described in sections 6(b)(ii) and (iii) are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4) as short-term deferrals.

      Section 7. Resignation.
                 -----------

      (a) The Officer may resign from his employment with the Bank at any time. A resignation under this section 7 shall be effected by notice of resignation given by the Officer to the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Officer. The Officer's resignation of any of the positions within the Bank or the Company to which he has been assigned shall be deemed a resignation from all such positions.

      (b) The Officer's resignation shall be deemed to be for "Good Reason" if the effective date of resignation occurs during the Term, but on or after the effective date of a Change of Control, and is on account of:

            (i) the failure of the Bank (whether by act or omission of the Board of Directors, or otherwise) to appoint or re-appoint or elect or re-elect the Officer to the position with Bank that he held immediately prior to the Change of Control (the "Assigned Office") or to a more senior office;

            (ii) a material failure by the Bank, whether by amendment of the certificate of incorporation or organization, by-laws, action of the Board of Directors of the Bank or otherwise, to vest in the Officer the functions, duties, or responsibilities customarily associated with the Assigned Office; provided that the Officer shall have given notice of such failure to the Bank, and the Bank has not fully cured such failure within thirty (30) days after such notice is deemed given;

            (iii) any reduction of the Officer's rate of base salary in effect from time to time, whether or not material, or any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Officer's compensation as and when due;

            (iv) any change in the terms and conditions of any compensation or benefit program in which the Officer participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; provided that the Officer shall have given notice of such material adverse effect to the Bank, and the Bank has not fully cured such material adverse effect within thirty (30) days after such notice is deemed given;

                                       8
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            (v) any material breach by the Bank of any material term, condition or covenant contained in this Agreement; provided that the Officer shall have given notice of such material adverse effect to the Bank, and the Bank has not fully cured such material adverse effect within thirty (30) days after such notice is deemed given; or

            (vi) a change in the Officer's principal place of employment to a place that is not the principal executive office of the Bank, or a relocation of the Bank's principal executive office to a location that is both more than twenty-five (25) miles away from the Officer's principal residence and more than twenty-five (25) miles away from the location of the Bank's principal executive office on the day before the occurrence of the Change of Control.

In all other cases, a resignation by the Officer shall be deemed to be without Good Reason. In the event of resignation, the Officer shall state in his notice of resignation whether he considers his resignation to be a resignation with Good Reason, and if he does, he shall state in such notice the grounds which constitute Good Reason. The Officer's determination of the existence of Good Reason shall be conclusive in the absence of fraud, bad faith or manifest error.

      (c) In the event of the Officer's resignation for any reason, the Bank shall pay and deliver the Standard Termination Entitlements. In the event of the Officer's resignation with Good Reason, the Bank shall also pay and deliver the Additional Termination Entitlements.

      Section 8. Terms and Conditions of the Additional Termination
                 --------------------------------------------------
                 Entitlements.
                 ------------

      The Bank and the Officer hereby stipulate that the damages which may be incurred by the Officer following any termination of employment are not capable of accurate measurement as of the date first above written and that the Additional Termination Entitlements constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Officer's efforts, if any, to mitigate damages. The Bank and the Officer further agree that the Bank may condition the payment and delivery of the Additional Termination Entitlements on the receipt of: (a) the Officer's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Bank or the Company or any subsidiary or affiliate of either of them; and (b) a release of the Bank and its officers, directors, shareholders, subsidiaries and affiliates, in form and substance satisfactory to the Bank, of any liability to the Officer, whether for compensation or damages, in connection with his employment with the Bank and the termination of such employment except for the Standard Termination Entitlements and the Additional Termination Entitlements.

      Section 9. No Effect on Employee Benefit Plans or Programs.
                 -----------------------------------------------

      The termination of the Officer's employment during the Assurance Period or thereafter, whether by the Bank or by the Officer, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension,

                                       9
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savings, thrift, profit-sharing or stock bonus plans, group life, health
(including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Officer to which the Bank or Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

      Section 10. Successors and Assigns.
                  ----------------------

      This Agreement will inure to the benefit of and be binding upon the Officer, his legal representatives and testate or intestate distributees, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company or the Bank may be sold or otherwise transferred. Failure of the Bank to obtain from any successor its express written assumption of the Company's or Bank's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall, if such succession constitutes a Change of Control, constitute Good Reason for the Officer's resignation on or at any time during the Term following the occurrence of such succession.

      Section 11. Notices.
                  -------

      Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one (1) such party may by written notice specify to the other party:

      If to the Officer:

           [----------------]

           [----------------]

           [----------------]

      If to the Company or the Bank:

           Westfield Financial, Inc.
           141 Elm Street
           Westfield, MA  01085

           Attention: Chairman, Compensation Committee of the Board of Directors

      Section 12. Indemnification for Attorneys' Fees.
                  -----------------------------------

      The Bank shall indemnify, hold harmless and defend the Officer against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Officer shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding. The determination whether the Officer shall have substantially prevailed on the merits and is therefore entitled to such indemnification, shall be made by the court or arbitrator, as applicable. In the event of a settlement pursuant to a settlement agreement, any indemnification payment under this section 12 shall be made only after a determination by the members of the Board (other than the Officer and any other member of the Board to which the Officer is related by blood or marriage) that the Officer has acted in good faith and that such indemnification payment is in the best interests of the Bank.

      Section 13. Severability.
                  ------------

      A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

      Section 14. Waiver.
                  ------

      Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one
(1) or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

      Section 15. Counterparts.
                  ------------

      This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

      Section 16. Governing Law.
                  -------------

      This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

      Section 17. Headings and Construction.
                  -------------------------

      The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

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

      Section 18. Entire Agreement; Modifications.
                  -------------------------------

      This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto. Notwithstanding the preceding sentence, this Agreement shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A and shall be subject to amendment in the future, in such manner as the Company and the Bank may deem necessary or appropriate to effect such compliance; provided that any such amendment shall preserve for the Officer the benefit originally afforded pursuant to this Agreement.

      Section 19. Required Regulatory Provisions.
                  ------------------------------

      The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

            (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Officer hereunder exceed three (3) times the Officer's average annual compensation (within the meaning of OTS Regulatory Bulletin 27a or any successor thereto) for the last five (5) consecutive calendar years to end prior to his termination of employment with the Bank (or for his entire period of employment with the Bank if less than five (5) calendar years). The compensation payable to the Officer hereunder shall be further reduced (but not below zero) if such reduction would avoid the assessment of excise taxes on excess parachute payments (within the meaning of Section 280G of the Code).

            (b) Notwithstanding anything herein contained to the contrary, any payments to the Officer by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with
      Section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

            (c) Notwithstanding anything herein contained to the contrary, if the Officer is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under Section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Officer all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

            (d) Notwithstanding anything herein contained to the contrary, if the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all
      prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Officer shall not be affected.

            (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of Section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Officer shall not be affected.

            (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the OTS or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

      If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

      Section 20. Guaranty.
                  --------

      The Company hereby irrevocably and unconditionally guarantees to the Officer the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

      Section 21. Payments to Key Employees.
                  -------------------------

      Notwithstanding anything in this Agreement to the contrary, to the extent required under Section 409A, no payment to be made to a key employee (within the meaning of Section 409A) shall be made sooner than six (6) months after such termination of employment; provided, however, that to the extent such six
(6)-month delay is imposed by Section 409A as a result of a Change of Control as defined in section 1(b), the payment shall be paid into a rabbi trust for the benefit of the Officer as if the six (6)-month delay was not imposed with such amounts then being distributed to the Officer as soon as permissible under
Section 409A.

      Section 22. Involuntary Termination Payments to Employees (Safe Harbor).
                  -----------------------------------------------------------

      In the event a payment is made to an employee upon an involuntary termination of employment, as deemed pursuant to this Agreement, such payment will not be subject to Section 409A provided that such payment does not exceed two (2) times the lesser of (i) the sum of the Officer's annualized compensation based on the taxable year immediately preceding the year in which termination of employment occurs or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Officer terminates service (the "Safe Harbor Amount"). However, if such payment exceeds the Safe Harbor Amount, only the amount in excess of the Safe Harbor Amount will be subject to Section 409A. In addition, if such Officer is considered a key employee, such payment in excess of the Safe Harbor Amount will have its timing delayed and will be subject to the six (6)-month wait-period imposed by Section 409A as provided in section 21 of this Agreement. The Officer, the Company and the Bank agree that the termination benefits described in this section 22 are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) as the safe harbor for separation pay due to involuntary separation from service.

                                                                 EXECUTION COPY
                                                                 --------------

      IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and the Officer has hereunto set his hand, all as of the day and year first above written.


                                        ---------------------------------------


                                        WESTFIELD BANK

Attest:


By                                      By
   -------------------------------         ------------------------------------
   Name:                                   Name:
   Title:                                  Title:


[Seal]


                                        WESTFIELD FINANCIAL, INC.

Attest:


By                                      By
   -------------------------------         ------------------------------------
   Name:                                   Name:
   Title:                                  Title:


[Seal]